UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on October 14, 2025, urban-gro, Inc. (the “Company”) attended a hearing before a Nasdaq Hearings Panel (the “Panel”) in connection with a determination letter that the Company received from the Nasdaq Listing Qualifications Department on August 28, 2025 due to the Company’s non-compliance with (i) Nasdaq Listing Rule 5550(a)(2) due to the Company’s common stock having had a bid price of less than $1.00 per share for 30 consecutive business days (the “Bid Price Rule”), (ii) Nasdaq Listing Rule 5250(c)(1) due to the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 (the “Timely Filing Requirement”), and (iii) Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Requirement”). Also as previously reported, on October 30, 2025, the Company received a notice from Nasdaq notifying the Company that the Panel had determined to grant the Company’s request to continue its listing on The Nasdaq Capital Market, conditioned on the Company regaining compliance with the Timely Filing Requirement and the Stockholders’ Equity Requirement on or before December 31, 2025 and regaining compliance with the Bid Price Rule on or before January 28, 2026. During the exception period, the Company is required to provide prompt notification to the Panel of any significant event that may affect the Company’s compliance with Nasdaq requirements. Any documentation evidencing the Company’s compliance will be subject to review by the Panel, which may, in its discretion, request additional information before determining whether the Company has regained compliance.

On November 18, 2025, the Company received a determination letter (the “Letter”) from Nasdaq stating that because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2025, the resulting filing delinquency would be an additional basis for delisting the Company’s securities pursuant to the Timely Filing Requirement. The Letter notified the Company that the Panel would consider the matter in their decision regarding the Company’s continued listing on the Nasdaq Capital Market, and requested that the Company present its views with respect to the additional deficiency in writing by November 25, 2025. The Company intends to make a submission to the Panel by the requested date.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule, the Timely Filing Requirement, or the Stockholders’ Equity Requirement, or will otherwise be in compliance with other applicable Nasdaq Listing Rules.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the risk that the Company may not regain compliance with the Bid Price Rule, the Timely Filing Requirement or the Stockholders’ Equity Requirement, or otherwise fail to meet the requirements for continued listing under applicable Nasdaq Listing Rules, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

Item 7.01. Regulation FD Disclosure.

On November 24, 2025, the Company issued a press release disclosing the receipt of the Letter referenced above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless specifically identified as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated November 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: November 24, 2025	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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